UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

FEIHE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing, China 100016
(Address of Principal Executive Offices, including Zip Code)

+86 (10) 8457-4688 (Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 27, 2013, Feihe International, Inc., a Utah corporation (the “Company”), completed its merger with Infant Formula Merger Sub Holding Inc. (“Merger Sub”), a Utah corporation and a wholly owned subsidiary of Platinum Infant Formula Holding Limited (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated March 3, 2013 (the “Merger Agreement”), by and among Parent, Merger Sub, Diamond Infant Formula Holding Limited (“Holdco”) and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Information in Item 5.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2013, in connection with the completion of the transactions contemplated by the Merger Agreement (the “Merger”), the Company notified The New York Stock Exchange (“NYSE”) of its intent to remove the Company common stock from listing and requested the filing of a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist and deregister the Company common stock. The Company will file with the SEC a Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each share of Company common stock that was outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive US$7.40 (the “per share merger consideration”) in cash without interest, except for (a) shares of Company common stock owned by Holdco, Parent, Merger Sub, the Company or any its subsidiary immediately prior to the Effective Time, which shares were cancelled for no consideration at the Effective Time, and (b) all shares of Company common stock owned by Mr. You-Bin Leng, the Company’s Chief Executive Officer and Chairman, Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer, and Mr. Sheng-Hui Liu, a director of the Company and vice president of one of the Company’s subsidiaries (collectively, the “Rollover Holders”), which shares were contributed to Parent prior to the Effective Time in exchange for newly issued shares of Holdco and cancelled for no consideration prior to the Effective Time.

In addition, as of the Effective Time, each option to purchase Company common stock issued under the Company’s 2003 Stock Incentive Plan and 2009 Stock Incentive Plan, then unexpired and unexercised, other than the Company options held by the Rollover Holders, was cancelled and converted into the right of the former holder thereof to receive an amount in cash equal to the total number of shares of Company common stock underlying such option multiplied by the amount, if any, by which the per share merger consideration exceeds the exercise price payable per share of Company common stock issuable under such Company option.

Item 5.01	Changes in Control of Registrant.

On June 27, 2013, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $147.1 million. The consideration was funded through a combination of (i) the equity financing from Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd and Mr. You-Bin Leng in an aggregate amount of approximately $36.3 million, (ii) the contribution of Company common stock from the Rollover Holders (the equivalent of approximately $60.8 million based on the per share merger consideration); and (iii) debt financing from Wing Lung Bank Limited and Cathay United Bank of $50.0 million.

The description of the Merger contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with SEC on March 4, 2013 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Kirk Downing, Jingjun Mu, Xiaofei Ren and David Dong resigned as members of the board of directors of the Company. Their resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The resignation letters of Mr. Downing, Ms. Mu, Ms. Ren and Mr. Dong are attached as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. As of the effective time of, and in connection with, the Merger, Fang-Liang Cai, Judy Tu, Kingsley Chan and Yu Gao became members of the board of directors of the Company. None of these directors has been named to any committees of the board of directors of the Company, and the Company has not determined the committees of its board of directors to which it expects to name these directors. Except for the Merger Agreement and any related agreements, since the beginning of the Company’s last fiscal year the Company has not engaged in any transactions, and there are no currently proposed transactions, in which the amount involved exceeds $120,000 and in which any of these directors had or will have a direct or indirect material interest. These directors may participate in the Company’s compensation arrangements, plans, policies and procedures generally available to directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were restated (the “Restated Articles”), effective June 27, 2013. A copy of the Restated Articles are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. In connection with the consummation of the Merger, the Company’s Bylaws were amended and restated, effective June 27, 2013. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On June 28, 2013, the Company issued a press release relating to the announcement of the completion of the Merger. A copy of that press release is attached hereto as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Restatement of the Articles of Incorporation of the Company, adopted June 27, 2013.
3.2	Amended and Restated Bylaws of the Company, adopted June 27, 2013.

99.1	Resignation letter of Kirk Downing.

99.2	Resignation letter of Jingjun Mu.

99.3	Resignation letter of Xiaofei Ren.

99.4	Resignation letter of David Dong.

99.5	Press Release of Feihe International, Inc., dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013	FEIHE INTERNATIONAL, INC.

	By:	/s/ Hua Liu
	Name:	Hua Liu
	Title:	Vice Chairman, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Restatement of the Articles of Incorporation of the Company, adopted June 27, 2013.
3.2	Amended and Restated Bylaws of the Company, adopted June 27, 2013.

99.1	Resignation letter of Kirk Downing.

99.2	Resignation letter of Jingjun Mu.

99.3	Resignation letter of Xiaofei Ren.

99.4	Resignation letter of David Dong.
99.5	Press Release of Feihe International, Inc., dated June 28, 2013.